Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Form 8-K/A of Delta Air Lines, Inc. and to the incorporation by reference in Delta Air Lines, Inc.’s Registration Statement Nos. 333-142424, 333-149308, and 333-154818 on Forms S-8 of our report dated February 28, 2008, with respect to the consolidated financial statements of Northwest Airlines Corporation included in this Current Report on Form 8-K/A, filed with the Securities and Exchange Commission on November 7, 2008.

/s/ Ernst & Young LLP
Minneapolis, Minnesota
November 4, 2008